Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES FIRST-QUARTER 2015 FINANCIAL RESULTS

Unfavorable Exchange Rates Impact Revenues and Adjusted EBIT by More Than Five-Hundred Basis Points
Constant-Currency Revenue Decline of 1% Reflects Fiscal Calendar Shift

SAN FRANCISCO (April 14, 2015) – Levi Strauss & Co. (LS&Co.) announced financial results today for the first quarter ended March 1, 2015.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	March 1, 2015	February 23, 2014	As Reported
Net revenues	$1,055	$1,130	(7)%
Net income attributable to LS&Co.	$38	$50	(23)%
Adjusted EBIT	$120	$159	(24)%

Net revenues declined seven percent on a reported basis and one percent on a constant-currency basis. Lower sales at wholesale and retail in the Americas, primarily reflecting a shift in the company's fiscal calendar as compared to the prior year, were partially offset by increased sales from the retail network in Europe and Asia. Adjusted EBIT declined twenty-four percent on a reported basis and seventeen percent on a constant-currency basis primarily reflecting increased advertising spend and investment in the company's direct-to-consumer channels, partially offset by savings realized from the global productivity initiative launched in 2014.

“As anticipated, unfavorable currency effects significantly impacted our revenues and adjusted EBIT in the first quarter, and the currency-neutral decline reflected the shift in our fiscal calendar, which last year included the Black Friday week,” said Chip Bergh, president and chief executive officer. “The underlying health of our business remains strong, as we continue to focus on what we can control; and the savings generated from our improving structural economics helped to fuel our direct-to-consumer growth initiatives and investments to generate consumer demand. While the second quarter will again be a difficult comparison to the prior year, we remain confident in our ability to grow full-year sales and adjusted EBIT on a currency-neutral basis, as we continue to focus on driving retail conversion, engaging with consumers globally with our Live in Levi’s® campaign, and look forward to the full global reset of our Levi's® women's product line in the second half of the year.”

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LS&Co. Q1 2015 Results/Add One
April 14, 2015

First-Quarter 2015 Highlights

▪
On a reported basis, gross profit in the first quarter declined to $537 million compared with $576 million for the same quarter of 2014, and gross margin for the first quarter declined to 50.9 percent of revenues compared with 51.0 percent of revenues in the same quarter of 2014. Excluding $35 million in unfavorable currency translation effects, gross margin improved 30 basis points, primarily due to lower negotiated product costs and a streamlined supply chain.

▪
Selling, general and administrative (SG&A) expenses for the first quarter of $425 million were flat compared with the same quarter of 2014, as currency favorably impacted SG&A by $22 million. Excluding currency, earlier timing of advertising investment and higher costs associated with the expansion of the company's retail network and ecommerce business were partially offset by savings realized from the company's global productivity initiative.

▪
Adjusted EBIT, which excludes the charges associated with the company’s global productivity initiative, was $120 million, down from $159 million in the same quarter of 2014, reflecting $13 million in unfavorable currency translation effects and the higher SG&A. A reconciliation of Adjusted EBIT is provided at the end of this press release.

▪
Operating income of $107 million in the first quarter was up from $94 million in the same quarter of 2014 primarily due to lower restructuring charges associated with the company’s global productivity initiative.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	March 1, 2015	February 23, 2014		March 1, 2015	February 23, 2014
Americas	$574	$627	(8)%	$102	$111	(8)%
Europe	$277	$300	(8)%	$58	$71	(19)%
Asia	$204	$203	—%	$47	$47	1%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
Net revenues in the Americas declined primarily due to a shift in the company's fiscal calendar as compared to prior year, and the loss of women’s Dockers® products at wholesale as that business transitions to a license model. Operating income declined due to increased advertising investment and lower net revenues, partially offset by a higher gross margin. Currency unfavorably impacted net revenues and operating income by approximately 100 basis points.

•
In Europe, currency translation unfavorably impacted net revenues and operating income by $46 million and $12 million, respectively. Excluding the currency effects, net revenues grew nine percent and operating income was down two percent, reflecting growth from performance and expansion of the company-operated retail network and increased advertising investment.

•
In Asia, net revenues and operating income were flat on a reported basis. Excluding unfavorable currency translation effects, net revenues and operating income grew five percent and four percent, respectively, reflecting growth in the company-operated retail network amidst a promotional environment.

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LS&Co. Q1 2015 Results/Add Two
April 14, 2015

Cash Flow and Balance Sheet

At March 1, 2015, cash and cash equivalents of $203 million were complemented by $717 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $920 million. Net debt at the end of the first quarter remained $0.9 billion. Free cash flow through the first quarter of 2015 was $12 million.

Global Productivity Initiative

Restructuring and related charges associated with the company's global productivity initiative primarily reflect severance benefit costs, pension plan curtailment gains and losses, other expenses associated with staffing reductions, and consulting fees primarily related to centrally-led cost-savings and procurement projects, as well as transition costs associated with the decision to outsource certain global business service activities. Actions taken in 2014 for the global productivity initiative are expected to deliver net annualized savings of $125 – $150 million, relative to the cost structure of the company and foreign currency exchange rates prior to the commencement of the initiative. The company anticipates that it will incur additional restructuring charges in the remainder of 2015 related to the global productivity initiative, and continues to expect that upon completion will realize net annualized savings in the range of $175 – 200 million, relative to the cost structure of the company and foreign currency exchange rates prior to the commencement of the initiative.

The company expects additional savings in future periods to come from streamlining its planning and go-to-market strategies, implementing efficiencies across its retail, supply chain and distribution network, and pursuing improved procurement practices.

Investor Conference Call

The company’s first-quarter 2015 investor conference call will be available through a live audio webcast at http://levistrauss.com/investors/#earnings-webcast today, April 14, 2015, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or 973-200-3066 internationally; I.D. No. 13108371. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through April 21, 2015, at 800-585-8367 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 13108371. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements related to: estimated long-term savings from the global productivity initiative; additional restructuring charges in 2015 related to the global productivity initiative; related expected additional savings in future periods and the origin thereof; and confidence in the ability to grow full-year sales and adjusted EBIT on a currency-neutral basis. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 1, 2015, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

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LS&Co. Q1 2015 Results/Add Three
April 14, 2015

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations.

See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FIRST QUARTER OF 2015” below for reconciliation to the most comparable GAAP financial measures.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,700 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2014 net revenues were $4.8 billion. For more information, go to http://levistrauss.com.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 1, 2015	November 30, 2014
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$202,730	$298,255
Trade receivables, net of allowance for doubtful accounts of $11,533 and $12,704	368,808	481,981
Inventories:
Raw materials	4,053	4,501
Work-in-process	4,076	5,056
Finished goods	585,481	591,359
Total inventories	593,610	600,916
Deferred tax assets, net	166,645	178,015
Other current assets	119,294	99,347
Total current assets	1,451,087	1,658,514
Property, plant and equipment, net of accumulated depreciation of $792,643 and $784,493	372,452	392,062
Goodwill	236,090	238,921
Other intangible assets, net	45,053	45,898
Non-current deferred tax assets, net	486,560	488,398
Other non-current assets	99,860	100,280
Total assets	$2,691,102	$2,924,073

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$33,847	$131,524
Accounts payable	197,290	234,892
Accrued salaries, wages and employee benefits	139,149	178,470
Restructuring liabilities	42,596	57,817
Accrued interest payable	25,028	5,679
Accrued income taxes	10,051	9,432
Other accrued liabilities	260,619	263,182
Total current liabilities	708,580	880,996
Long-term debt	1,091,622	1,092,478
Long-term capital leases	11,423	11,619
Postretirement medical benefits	116,377	122,213
Pension liability	386,446	406,398
Long-term employee related benefits	69,434	80,066
Long-term income tax liabilities	34,473	35,821
Other long-term liabilities	55,890	62,363
Total liabilities	2,474,245	2,691,954
Commitments and contingencies
Temporary equity	79,921	77,664

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,437,470 shares and 37,430,283 shares issued and outstanding	374	374
Additional paid-in capital	—	—
Retained earnings	518,020	528,209
Accumulated other comprehensive loss	(382,537)	(375,340)
Total Levi Strauss & Co. stockholders’ equity	135,857	153,243
Noncontrolling interest	1,079	1,212
Total stockholders’ equity	136,936	154,455
Total liabilities, temporary equity and stockholders’ equity	$2,691,102	$2,924,073
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 1, 2015	February 23, 2014
	(Dollars in thousands) (Unaudited)
Net revenues	$1,055,075	$1,129,990
Cost of goods sold	518,010	553,637
Gross profit	537,065	576,353
Selling, general and administrative expenses	425,282	424,762
Restructuring, net	4,338	57,935
Operating income	107,445	93,656
Interest expense	(23,312)	(31,829)
Other income (expense), net	(26,028)	4,183
Income before income taxes	58,105	66,010
Income tax expense	19,822	16,387
Net income	38,283	49,623
Net loss attributable to noncontrolling interest	109	348
Net income attributable to Levi Strauss & Co.	$38,392	$49,971
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	March 1, 2015	February 23, 2014
	(Dollars in thousands) (Unaudited)
Net income	$38,283	$49,623
Other comprehensive loss, net of related income taxes:
Pension and postretirement benefits	4,099	2,302
Net investment hedge gains (losses)	87	(4,228)
Foreign currency translation losses	(11,476)	(4,114)
Unrealized gain on marketable securities	70	39
Total other comprehensive loss	(7,220)	(6,001)
Comprehensive income	31,063	43,622
Comprehensive loss attributable to noncontrolling interest	132	389
Comprehensive income attributable to Levi Strauss & Co.	$31,195	$44,011
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 1, 2015	February 23, 2014
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$38,283	$49,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,475	26,945
Asset impairments	184	234
Loss on disposal of assets	26	3
Unrealized foreign exchange losses (gains)	7,489	(3,785)
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	3,960	(5,915)
Employee benefit plans’ amortization from accumulated other comprehensive loss	4,272	3,692
Noncash restructuring charges	335	957
Amortization of deferred debt issuance costs	926	1,099
Stock-based compensation	3,600	2,314
Allowance for doubtful accounts	519	703
Change in operating assets and liabilities:
Trade receivables	129,587	63,555
Inventories	30,939	(55,739)
Other current assets	(12,647)	(8,749)
Other non-current assets	(2,048)	168
Accounts payable and other accrued liabilities	(106,432)	(45,417)
Restructuring liabilities	(16,009)	56,978
Income tax liabilities	3,203	3,020
Accrued salaries, wages and employee benefits and long-term employee related benefits	(74,484)	(53,302)
Other long-term liabilities	(201)	(326)
Other, net	(348)	(384)
Net cash provided by operating activities	37,629	35,674
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(21,152)	(20,434)
Proceeds from sale of assets	11	47
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(3,960)	5,915
Acquisitions, net of cash acquired	—	(75)
Net cash used for investing activities	(25,101)	(14,547)
Cash Flows from Financing Activities:
Repayments of long-term debt and capital leases	(741)	(1,029)
Proceeds from senior revolving credit facility	35,000	—
Repayments of senior revolving credit facility	(135,000)	—
Proceeds from short-term credit facilities	7,753	3,088
Repayments of short-term credit facilities	(5,045)	(2,423)
Other short-term borrowings, net	689	(7,179)
Restricted cash	736	560
Excess tax benefits from stock-based compensation	75	29
Net cash used for financing activities	(96,533)	(6,954)
Effect of exchange rate changes on cash and cash equivalents	(11,520)	(601)
Net (decrease) increase in cash and cash equivalents	(95,525)	13,572
Beginning cash and cash equivalents	298,255	489,258
Ending cash and cash equivalents	$202,730	$502,830

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$9,993	$5,209

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$2,020	$2,490
Cash paid for income taxes during the period, net of refunds	18,049	13,441
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2015

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 14, 2015, discussing the company’s financial condition and results of operations as of and for the quarter ended March 1, 2015. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, other (income) expense, net, restructuring and related charges, severance and asset impairment charges, net, and pension and postretirement benefit plan curtailment and net settlement (gains) losses, net.

Free cash flow:

	Three Months Ended
($ millions)	March 1, 2015	February 23, 2014
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$37.6	$35.7

Non-GAAP measure:
Net cash provided by operating activities	$37.6	$35.7
Purchases of property, plant and equipment	(21.2)	(20.4)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(4.0)	5.9
Free cash flow	$12.4	$21.2

Net debt:

($ millions)	March 1, 2015	November 30, 2014
	(unaudited)
Most comparable GAAP measure:
Total long-term and short-term debt	$1,125.5	$1,224.0

Non-GAAP measure:
Total long-term and short-term debt	$1,125.5	$1,224.0
Cash and cash equivalents	(202.7)	(298.3)
Net debt	$922.8	$925.7

Adjusted EBIT:

	Three Months Ended
($ millions)	March 1, 2015	February 23, 2014
	(unaudited)
Most comparable GAAP measure:
Operating income	$107.4	$93.7

Non-GAAP measure:
Net income	$38.3	$49.6
Income tax expense	19.8	16.4
Interest expense	23.3	31.9
Other (income) expense, net	26.0	(4.2)
Restructuring and related charges, severance and asset impairment charges, net	12.1	63.8
Pension and postretirement benefit plan curtailment and net settlement (gains) losses, net	0.3	1.0
Adjusted EBIT	$119.8	$158.5